1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

News Release

Contact:
Patricia A. Spinella, Investor Relations – 201-847-5453
Colleen T. White, Corporate Communications – 201-847-5369

BD ANNOUNCES RESULTS FOR FIRST FISCAL QUARTER

  First-quarter earnings per share from continuing operations, excluding specified item, increased 11% to $1.07

  Raises guidance for full fiscal year 2008 earnings per share from continuing operations, excluding specified items, to a range of 11% to 13% from 10% to 12%

Franklin Lakes, NJ (January 24, 2008) – BD (Becton, Dickinson and Company) (NYSE: BDX) today reported record quarterly revenues of $1.706 billion for the first fiscal quarter ended December 31, 2007, representing an increase of 14 percent over the prior year period. This quarter’s growth rate reflects the favorable impact on all segments from foreign currency translation, which overall is estimated to account for 6 percentage points of the growth.

“We are pleased with our strong start to fiscal 2008. Our BD Diagnostics and BD Biosciences segments led our revenue growth,” said Edward J. Ludwig, Chairman, President and Chief Executive Officer. “Disciplined expense management enables us to offset the challenges of raw material price increases and manufacturing start-up costs related to increasing capacity to meet growing demand.”

Analysis of First Quarter Fiscal Year 2008 and 2007 Earnings
The following analysis (Table 1) of diluted earnings per share from continuing operations for the first quarters of fiscal 2008 and 2007 identifies the specified item that affects comparability of results between periods. As illustrated, diluted earnings per share from continuing operations of $1.07 for the first fiscal quarter of 2008 increased by 11 percent over diluted earnings per share from continuing operations, excluding specified item, of 96 cents for the first fiscal quarter of 2007.

(Table 1)	Three Months Ended December 31,
	FY2008	FY2007	% Change

Diluted EPS from Continuing Operations:	$1.07	$0.51	110%

Specified Item:
In-Process Research and Development Charge(1)	-	0.45

Diluted EPS from Continuing Operations
Excluding Specified Item:	$1.07	$0.96	11%

(1) Represents the effect on diluted earnings per share from continuing operations of the in-process research and development charge recorded in the first quarter of fiscal 2007 related to the TriPath acquisition.

Segment Results
In the BD Medical segment, worldwide revenues for the quarter were $909 million, representing an increase of 10 percent over the prior year period. Pharmaceutical Systems and Diabetes Care products led revenue growth in the segment.

In the BD Diagnostics segment, worldwide revenues for the quarter were $523 million, representing an increase of 18 percent over the prior year period. Five percentage points of this growth is attributable to TriPath, which was acquired near the end of the first fiscal quarter of 2007. Sales of safety-engineered devices and molecular testing systems, including GeneOhm, also contributed to growth.

In the BD Biosciences segment, worldwide revenues for the quarter were $274 million, representing an increase of 18 percent over the prior year period. Demand for research instruments as well as clinical and research reagents continued to be the primary growth drivers.

Geographic Results
First quarter revenues in the U.S. were $790 million, representing an increase of 10 percent over the prior year period. Revenues outside the U.S. were $916 million, representing an increase of 17 percent over the prior year period, and reflect an estimated 11 percent favorable impact from foreign currency translation.

Fiscal 2008 Outlook for Full Year
The Company estimates that diluted earnings per share from continuing operations for the full fiscal year 2008 will increase approximately 11 to 13 percent over diluted earnings per share from continuing operations, excluding the 48 cents in-process research and development charge related to the TriPath and Plasso acquisitions, of $3.84 for the fiscal year 2007.

Conference Call Information
A conference call regarding BD’s first quarter results and its expectations for the full fiscal year will be broadcast live on BD’s website, www.bd.com/investors, at 10:00 a.m. (ET) Thursday, January 24, 2008. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-475-6701 (domestic) and 1-320-365-3844 (international) through the close of business on January 31, 2008.

This news release contains certain non-GAAP financial measures. A reconciliation of these and other measures to the comparable GAAP measures is included in this release and the attached financial tables.

About BD
BD, a leading global medical technology company that manufactures and sells medical devices, instrument systems and reagents, is dedicated to improving people’s health throughout the world. BD is focused on improving drug therapy, enhancing the quality and speed of diagnosing infectious diseases, and advancing research and discovery of new drugs and vaccines. The Company’s capabilities are instrumental in combating many of the world’s most pressing diseases. Founded in 1897 and headquartered in Franklin Lakes, New Jersey, BD employs approximately 28,000 people in approximately 50 countries throughout the world. The Company serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. For more information, please visit www.bd.com.

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This press release, including the section entitled “Fiscal 2008 Outlook for Full Year,” contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues, earnings per share and income, or events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; changes in interest or foreign currency exchange rates; difficulties inherent in product development and delays in product introductions; changes in regional, national or foreign economic conditions; further increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); the effects of potential pandemic diseases; changes in healthcare or other governmental regulation; and issuance of new or revised accounting standards, as well as other factors discussed in this press release and in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per share data)

	Three Months Ended December 31,
	2007	2006	% Change

REVENUES	$1,705,767	$1,501,526	13.6

Cost of products sold	829,846	708,933	17.1
Selling and administrative	421,718	384,084	9.8
Research and development	91,527	79,940	14.5
Acquired in-process research and development	-	114,739	NM
TOTAL OPERATING COSTS
AND EXPENSES	1,343,091	1,287,696	4.3

OPERATING INCOME	362,676	213,830	69.6

Interest income	13,528	16,114	(16.0)
Interest expense	(10,339)	(12,868)	(19.7)
Other income (expense), net	707	(2,368)	NM

INCOME FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES	366,572	214,708	70.7

Income tax provision	95,676	83,657	14.4

INCOME FROM CONTINUING OPERATIONS	270,896	131,051	NM

INCOME FROM DISCONTINUED OPERATIONS
NET OF INCOME TAX PROVISION OF
$386 AND $7,140, RESPECTIVELY	652	11,828	(94.5)

NET INCOME	$271,548	$142,879	90.1

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.11	$0.53	NM
Income from discontinued operations	$-	$0.05	NM
Net income	$1.11	$0.58	91.4

Diluted:
Income from continuing operations	$1.07	$0.51	NM
Income from discontinued operations	$-	$0.05	NM
Net income	$1.07	$0.56	91.1

AVERAGE SHARES OUTSTANDING

Basic	244,292	245,550
Diluted	253,116	254,941

NM - Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
(Unaudited; Amounts in thousands, except per share data)

	Three Months Ended December 31, 2006
	As	TriPath	Excluding
	Reported	IPR&D (1)	Items

Operating Income	$213,830	$114,739	$328,569
as a % of revenues	14.2%		21.9%

Income taxes	83,657	-	83,657
effective tax rate	39.0%		25.4%

Income from continuing operations	131,051	114,739	245,790
as a % of revenues	8.7%		16.4%

Diluted earnings per share
Income from continuing operations	$0.51	$0.45	$0.96

(1) Represents the acquired in-process research and development charge of $114,739 related to the TriPath acquisition.

	Fiscal Year 2007
	As		Excluding
	Reported	IPR&D (2)	Items

Diluted earnings per share
Income from continuing operations	$3.36	$0.48	$3.84

(2) Represents the acquired in-process research and development charges related to the TriPath and Plasso acquisitions.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Three Months Ended December 31,
	2007	2006	% Change

BD MEDICAL
United States	$407,491	$381,806	6.7
International	501,793	444,441	12.9
TOTAL	$909,284	$826,247	10.0

BD DIAGNOSTICS
United States	$279,488	$242,899	15.1
International	243,263	199,501	21.9
TOTAL	$522,751	$442,400	18.2

BD BIOSCIENCES
United States	$103,071	$95,921	7.5
International	170,661	136,958	24.6
TOTAL	$273,732	$232,879	17.5

TOTAL REVENUES
United States	$790,050	$720,626	9.6
International	915,717	780,900	17.3
TOTAL	$1,705,767	$1,501,526	13.6

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended December 31,
(Unaudited; Amounts in thousands)

	United States
	2007	2006	% Change

BD MEDICAL
Medical Surgical Systems	$252,745	$242,301	4.3
Diabetes Care	98,526	90,492	8.9
Pharmaceutical Systems	49,978	42,899	16.5
Ophthalmic Systems	6,242	6,114	2.1
TOTAL	$407,491	$381,806	6.7

BD DIAGNOSTICS
Preanalytical Systems	$143,300	$131,703	8.8
Diagnostic Systems	136,188	111,196	22.5
TOTAL	$279,488	$242,899	15.1

BD BIOSCIENCES
Cell Analysis (1)	$67,358	$61,833	8.9
Discovery Labware	35,713	34,088	4.8
TOTAL	$103,071	$95,921	7.5

TOTAL UNITED STATES	$790,050	$720,626	9.6

(1) Cell Analysis consists of the Immunocytometry Systems and the Pharmingen units that were previously reported separately.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended December 31, (continued)
(Unaudited; Amounts in thousands)

	International
			% Change
	2007	2006	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$246,066	$225,450	9.1	(0.4)	9.5
Diabetes Care	90,861	78,194	16.2	5.2	11.0
Pharmaceutical Systems	151,963	130,041	16.9	4.7	12.2
Ophthalmic Systems	12,903	10,756	20.0	8.3	11.7
TOTAL	$501,793	$444,441	12.9	2.3	10.6

BD DIAGNOSTICS
Preanalytical Systems	$128,169	$108,369	18.3	6.9	11.4
Diagnostic Systems	115,094	91,132	26.3	15.9	10.4
TOTAL	$243,263	$199,501	21.9	11.0	10.9

BD BIOSCIENCES
Cell Analysis (1)	$137,755	$107,158	28.6	26.3	2.3
Discovery Labware	32,906	29,800	10.4	0.7	9.7
TOTAL	$170,661	$136,958	24.6	13.9	10.7

TOTAL INTERNATIONAL	$915,717	$780,900	17.3	6.5	10.8

(1) Cell Analysis consists of the Immunocytometry Systems and the Pharmingen units that were previously reported separately.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended December 31, (continued)
(Unaudited; Amounts in thousands)

	Total
			% Change
	2007	2006	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$498,811	$467,751	6.6	2.0	4.6
Diabetes Care	189,387	168,686	12.3	7.2	5.1
Pharmaceutical Systems	201,941	172,940	16.8	7.6	9.2
Ophthalmic Systems	19,145	16,870	13.5	6.0	7.5
TOTAL	$909,284	$826,247	10.0	4.3	5.7

BD DIAGNOSTICS
Preanalytical Systems	$271,469	$240,072	13.1	8.0	5.1
Diagnostic Systems	251,282	202,328	24.2	19.5	4.7
TOTAL	$522,751	$442,400	18.2	13.2	5.0

BD BIOSCIENCES
Cell Analysis (1)	$205,113	$168,991	21.4	19.9	1.5
Discovery Labware	68,619	63,888	7.4	2.9	4.5
TOTAL	$273,732	$232,879	17.5	11.2	6.3

TOTAL REVENUES	$1,705,767	$1,501,526	13.6	8.0	5.6

(1) Cell Analysis consists of the Immunocytometry Systems and the Pharmingen units that were previously reported separately.